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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
American Community Bancshares, Inc.:

        We consent to the use of our reports dated March 13, 2008 with respect to the consolidated financial statements of American Community Bancshares, Inc. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, included herein, and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ Dixon Hughes PLLC

Charlotte, North Carolina
December 22, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm